Tibet Pharmaceuticals Announces Search for New Auditor Upon Resignation of ACSB

ACSB Resigns Tibet’s Account as Auditor Pulls Out of China; Resignation Involved No Disagreements, Adverse Opinion or Disclaimer of Opinion

SHANGRI-LA COUNTY, CHINA — September 12, 2011 — Tibet Pharmaceuticals, Inc. (NASDAQ: TBET), an emerging specialty pharmaceutical company engaged in the development, manufacturing and marketing of traditional Tibetan medicine in China, today announced the search for a new auditor as it learned that its independent certifying accountant, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”), resigned as Tibet Pharmaceuticals’ independent registered public accounting firm.

The resignation was not due to any disagreement with the company or any concerns about the company's financials, instead, it was in relation to ACSB pulling out of China.  Because ACSB resigned, neither Tibet Pharmaceuticals’ audit committee nor the board of directors recommended or approved the action. Instead, they learned of ACSB’s resignation through a letter dated September 6, 2011.  The principal accountant’s reports of ACSB on Tibet’s financial statements for the years ended December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

“Although we are sad to see ACSB pull out of China, we believe this can represent a positive move for Tibet Pharmaceuticals as we transition to a new auditor,” said Hong Yu, CEO and Chairman of Tibet Pharmaceuticals. “Although we have not determined our new auditing firm at this time, we look forward to keeping our loyal shareholders informed as soon as we make a decision.”

About Tibet Pharmaceuticals, Inc.

Based in Shangri-La County, Yunnan Province, China, Tibet Pharmaceuticals, Inc. (NASDAQ: TBET) is a rapidly growing specialty pharmaceutical company engaged in the research, development, manufacturing and marketing of modernized traditional Tibetan medicines in China. With over 190 employees and nation-wide distributors, the company develops both prescription and over-the-counter traditional Tibetan medicines that promote health in human respiratory, digestive, urinary and reproductive systems. Tibet Pharmaceuticals’ products are sold throughout China, with a majority of sales concentrated in the southern provinces, most notably Yunnan Province, where the company’s 52,000 sq. ft. GMP-certified manufacturing facilities are located.  The access to key raw materials, not generally available outside the province, provides a significant advantage for Tibet Pharmaceuticals.

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For more information on Tibet Pharmaceuticals, please visit:
www.tibetpharmaceuticals.com

Information Regarding the Murphy Analytics Report

SEC Section 17(b) Disclosure: Murphy Analytics has been paid $3,000 by Tibet Pharmaceuticals, Inc.  Although the Murphy Analytics report described herein was commissioned and paid for by Tibet Pharmaceuticals, Inc., the company notes that the report was generated independently by Mr. Murphy, and statements by Mr. Murphy are his own and not attributable to Tibet Pharmaceuticals, Inc.  Readers are advised to review the report in its entirety, including the disclosures and disclaimers noted therein.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. Specifically, references herein to contemplated growth in company revenues and/or earnings or expected company valuations are forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, changes in company valuations and investor perceptions of companies, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In particular, the company advises investors that the company commissioned the research report discussed in this press release. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

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